From: 8458183588 Page: 6/10 Date: 11/12/2008 10:04:15 AM

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20080741619-58
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 11/12/2008 10:15 AM
	Entity Number E0695212008-6

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Goldspring, Inc.
2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below) OR ☐ Office or Position with Entity (name and address below) Robert Faber Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity 1200 American Flats Road, Virginia City, Nevada 89440 Street Address, City, Zip Code Mailing Address (if different from street address), City, Nevada, Zip Code
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 4,000,000,000 Par value per share: $ .00066 Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Robert Faber Name P.O. Box 1118, Virginia City, NV 89440 Street Address, City, State, Zip Code 2) Robert Reseigh Name P.O. Box 1118, Virginia City Street Address, City, State, Zip Code
5. Purpose: (optional; see instructions)	The purpose of the corporation shall be: To engage in any lawful activity.
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Robert Faber — X /s/ Robert Faber Name — Incorporator Signature P.O. Box 1118, Virginia City, NY 89440 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X /s/ Robert Faber — 11/11/08 Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised on 7-1-08

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of GOLDSPRING, INC.
Name of Business Entity

I, Robert Faber
Name of Registered Agent

am a: (complete only one)

a) ☐ commercial registered agent listed with the Nevada Secretary of State,

b) ☒ noncommercial registered agent with the following address for service of process:

1200 American Flats Road	Virginia City	Nevada	89440
Street Address	City		Zip Code
		Nevada	
Mailing Address (if different from street address)	City		Zip Code

and hereby state that on 11/11/08 (Date) I accepted the appointment as registered agent for the above named business entity.

Signature:

X /s/ Robert Faber
Authorized Signature of R.A. or On Behalf of R.A. Company

11/11/08
Date

Nevada Secretary of State Form RA Acceptance
Revised: 7-1-08

ATTACHMENT
TO
ARTICLES OF INCORPORATION
OF
GOLDSPRING, INC.

8. AUTHORIZATION OF CAPITAL STOCK: The maximum number of shares of capital stock that this corporation shall be authorized to have outstanding at any one time shall be Four Billion (4,000,000,000). Of such amount, Three Billion Nine Hundred Fifty Million (3,950,000,000) shares shall be designated Common Stock and Fifty Million (50,000,000) shares shall be designated Preferred Stock. The Common Stock shall have a par value of $0.000666 per share upon which there are no preemptive rights. The Preferred Stock shall have a par value of $0.000666 per share. The Preferred Stock may be issued in one or more series or classes, each of which shall have such rights, preferences and privileges as the Board of Directors shall from time to time designate. The Common Stock and Preferred Stock shall be paid for at such time as the Board of Directors shall designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the use and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and shall be non assessable forever, the judgment of the Board of Directors as to the value of the property right or thing acquired in exchange for such capital stock shall be conclusive.

9. DIRECTORS: The governing board of this corporation shall be known as directors, and the first Board shall consist of five (5) directors.

The number of directors may be increased or decreased by the Board of Directors, provided there shall be no less than one (1) nor more than nine (9) Directors.

The name and post office addresses of the directors constituting the first Board of Directors is as follows:

Name	Post Office Address
Robert Faber	P.O. Box 1118 Virginia City, Nevada 89440
Robert Reseigh	P.O. Box 1118 Virginia City, Nevada 89440
Jonathan Jaffrey	P.O. Box 1118 Virginia City, Nevada 89440
William J. Nance	P.O. Box 1118 Virginia City, Nevada 89440
Scott Jolcover	P.O. Box 1118 Virginia City, Nevada 89440

10. STOCK NON-ASSESSABLE: The capital stock, or the holders thereof, After the amount of the subscription price has been paid in, shall not be subject to any assessment whatsoever to pay the debts of the corporation.

11. TERM OF EXISTENCE: This corporation shall have perpetual existence.

12. CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors.

13. PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights.

14. LIMITED LIABILITY: No officer or director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer or director, except for liability (I) for any breach of the officer or directors duty of loyalty to the Corporation or its Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the officer or director the Nevada General Corporation Law is amended after the date of incorporation to authorize corporate action further eliminating or limiting the personal liability of officers or directors, then the liability of an officer or director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, or amendments thereto. No repeal or modification of this paragraph shall adversely affect any right or protection of an officer or director of the Corporation existing at the time of such repeal or modification.

15. INDEMNIFICATION: Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation law, as the same exists, or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss, including attorneys fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law

requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under the Section or otherwise.

If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation tot he fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

16. OPT OUT OF NRS Sections 78.3780 et seq.

The provisions of Nevada Revised Statutes Section 78.3792 shall not apply to any acquisition of a controlling interest by any person, entity, persons or entities in the Corporation meeting the criteria set forth in NRS Sections 78.3780 et seq

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20080818082-97
Ross Miller Secretary of State State of Nevada	Filing Date and Time 12/17/2008 3:15 PM
	Entity Number E0695212008-6

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.

Goldspring, Inc.
Name of merging entity

Florida — corporation
Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

Name of merging entity

Jurisdiction — Entity type *

and,

Goldspring, Inc.
Name of surviving entity

Nevada — corporation
Jurisdiction — Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

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ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) (Choose one)

☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 2
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Goldspring, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Goldspring, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Merger Page 4
Revised: 7-1-08

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*

6) Location of Plan of Merger (check a or b):

☒ (a) The entire plan of merger is attached;

or,

☐ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Goldspring, Inc.
Name of merging entity

X [signature] CEO 11/13/2008
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Goldspring, Inc.
Name of surviving entity

X /S/ Robert Faber CEO 11/13/2008
Signature Title Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

GOLDSPRING

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER dated as of November 12, 2008 ("Agreement"), between Goldspring, Inc., a Florida corporation ("Goldspring Florida"), and Goldspring, Inc., a Nevada corporation ("Goldspring Nevada").

Recitals

Whereas, the Board of Directors of Goldspring Florida has approved a change of legal domicile to the State of Nevada as being in the best interests of the corporation and its shareholders; and

Whereas, the change of legal domicile through the merger ("Merger") with Goldspring Nevada will take place under the terms and conditions set forth in this Agreement.

Now Therefore, in consideration of the respective representations, warranties, covenants and agreements contained in this Agreement, Goldspring Florida and Goldspring Nevada hereby agree as follows:

ARTICLE I – THE MERGER

1.01 **The Merger.** Upon the terms and subject to the conditions of this Agreement, and in accordance with the relevant provisions of the Florida Business Corporation Act ("Florida Statutes") and the Nevada Business Corporation Act ("Nevada Statutes"), respectively, Goldspring Florida will be merged with and into Goldspring Nevada as soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article IV of this Agreement. Following the Merger, Goldspring Nevada will continue as the surviving corporation and will continue its existence under the laws of the State of Nevada, and the separate corporate existence of Goldspring Florida will cease.

1.02 **Effective Date.** As soon as practicable following the satisfaction or waiver, if permissible, of the conditions set forth in Article IV of this Agreement, the Merger will be consummated by filing with the Secretaries of State of the States of Florida and Nevada, respectively, Articles of Merger, and any other appropriate documents ("Articles of Merger") in accordance with the Florida Statutes and the Nevada Statutes, respectively. The Merger will become effective at such time as the Articles of Merger are duly filed, or at such later time as specified in the Articles of Merger (the time the Merger becomes effective being the "Effective Date").

1.03 **Effects of the Merger.** The Merger will have the effects specified in the Florida Statutes and the Nevada Statutes, respectively.

1.04 **Directors and Officers of Goldspring Nevada.** After the Effective Date, the initial directors and officers of Goldspring Nevada, as the surviving corporation, will be those persons most recently elected as officers and directors of Goldspring Florida.

Such persons will serve until their successors will have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Goldspring Nevada's Certificate of Incorporation and by laws.

ARTICLE II – EXCHANGE OF SHARES

2.01 **Share Exchange.** On the Effective Date by virtue of the Merger, each share of common stock and/or Preferred stock of Goldspring Florida held by the shareholders of Goldspring Florida will be deemed exchanged for corresponding shares of the common stock and/or Preferred stock as the case may be of Goldspring Nevada. Promptly after the Effective Date, Goldspring Nevada may issue to each shareholder of Goldspring Florida a certificate representing the common stock and/or preferred stock to be issued to each shareholder and in such event each shareholder of Goldspring Florida will be required to exchange and surrender the certificate representing all of such shareholder's shares in Goldspring Florida. At the close of business on the day of the Effective Date, the stock ledger of Goldspring Florida will be closed. Notwithstanding anything to the foregoing, should the Board of Directors of Goldspring Florida elect to reverse split the common stock of Goldspring

GoldSpring, Inc P.O. Box 1118 ~ Virginia City, NV 89440 – T: 775.847.5272 F: 775.847.4762
www.goldspring.us

Florida simultaneously with this merger, the number of shares of common stock of Goldspring Nevada received for each share of Goldspring Florida shall be in the same ratio as the stock split approved by Goldspring Florida's Board.

ARTICLE III – COVENANTS

3.01 **Further Action.** The parties will, subject to the fulfillment at or before the Effective Date of each of the conditions of performance set forth in Section IV herein, perform such further acts and execute such documents as may be reasonably required to effect the Merger.

3.02 **Consent of Shareholders.** Goldspring Florida will submit the Merger to its shareholders for their consideration and consent in accordance with the Florida Statute and other provisions of applicable law. Goldspring Florida will notify Goldspring Nevada that the consent of the shareholders has been obtained.

3.03 **Best Efforts to Close.** The parties hereto agree to use their best efforts to close the transactions contemplated hereby as soon as practicable after the execution of this Agreement.

ARTICLE IV – CONDITIONS TO CONSUMMATION OF THE MERGER

4.01 **Conditions to Each Party's Obligation to Effect the Merger.** The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where permissible, prior to the Effective Date, of the following conditions:

(a) This Agreement will have been approved by the affirmative vote of the shareholders of Goldspring Florida by the requisite vote in accordance with applicable law;

(b) No statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent), will have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of prohibiting the consummation of the Merger; provided, however, that each of the parties will have used its best efforts to prevent the entry of any injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

ARTICLE V – MISCELLANEOUS

5.01 **Assignment; Binding Effect; Benefit; Entire Agreement.** Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (oral and written) among the parties with respect thereto. No addition to or modification of any provision of this Agreement will be binding upon any party hereto unless made in writing and signed by all parties hereto.

5.02 **Severability.** Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision, clause, section or part of this Agreement is so broad as to be unenforceable, the provision, clause, section or part will be interpreted to be only so broad as is enforceable, and all other provisions, clauses, sections or parts of this Agreement which can be effective without such unenforceable provision, clause, section or part will, nevertheless, remain in full force and effect.

5.03 **Governing Law.** This Agreement will be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws.

5.04 **Descriptive Headings.** The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

5.05 **Counterparts.** This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

Each counterpart may consist of a number of copies of this Agreement each of which may be signed by less than all of the parties hereto, but together all such copies will constitute one and the same instrument.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers hereunto duly authorized, all as of the day and year first above written.

GOLDSPRING, INC. (Florida)

By: [signature]
Title: President

GOLDSPRING, INC. (Nevada)

By: [signature]
Title: President

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100313913-03
Ross Miller Secretary of State State of Nevada	Filing Date and Time 05/07/2010 8:00 AM
	Entity Number E0695212008-6

Certificate of Change Pursuant to NRS 78.209

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Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

GoldSpring, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

4,000,000,000 (3,950,000,000 shares of common stock, 50,000,000 shares of preferred stock)

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

4,000,000,000 (3,950,000,000 shares of common stock, 50,000,000 shares of preferred stock)

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1/200th of each outstanding share of common stock issued and outstanding

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Each fractional share shall be rounded up to the nearest whole share.

7. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X _______________ Chief Executive Officer

Signature of Officer — Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees

Nevada Secretary of State Stock Split
Revised: 3-6-09

140101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100502350-08
	Filing Date and Time 07/08/2010 9:15 AM
	Entity Number E0695212008-6

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x11" blank sheet containing the required information for each additional entity.

Comstock Mining Inc.
Name of merging entity

Nevada	corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and,

Goldspring, Inc
Name of surviving entity

Nevada	corporation
Jurisdiction	Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

NV025 05/11/2010 C T System Online

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn:

c/o:

3) (Choose one)

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Goldspring, Inc.
Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Comstock Mining Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

1. Name of Corporation: Comstock Mining Inc.

6) Location of Plan of Merger (check a or b):

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional):**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(If there are more than four merging entities, check box ☐ and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity.):

Comstock Mining Inc.
Name of merging entity

X [signature] President
Signature Title Date July 8, 2010

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Name of merging entity

X
Signature Title Date

Goldspring, Inc.
Name of surviving entity

X [signature] Chief Executive Officer and Pres.
Signature Title Date July 8, 2010

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.